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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Red Envelope, Inc. on Form S-1 of our report dated May 16, 2003 (June 13, 2003 as to Note 10), and to the reference to us under the heading "Experts" appearing in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP

Deloitte & Touche LLP
San Francisco, California
June 13, 2003